EXHIBIT 10.1

Transfer and Assignment Agreement

This Transfer and Assignment Agreement (“Agreement”) is entered into as of November 9, 2018 (the “Effective Date”), by and between Q2Earth, Inc., a Delaware Corporation, having its offices located at 420 Royal Palm Way, Palm Beach, FL 33480 (“Q2E”) and Earth Property Holdings LLC, a Delaware limited liability company having its offices located at 400 Plasters Ave. NE, Atlanta, GA 30324 (“Holdco”).

Recitals

WHEREAS, Q2E has expended considerable time and resources developing significant opportunities to acquire, manage and grow George B Wittmer Associates Inc., a Florida corporation (“GWA”), including entering into a definitive Stock Purchase Agreement (the “GWA Purchase Agreement”) with the sole owner of GWA, as well as conducting due diligence, funding quality of earnings reports, and reimbursing GWA for expenses and paying an exclusivity fee deposit to GWA (the “GWA Payments”);

WHEREAS, the parties wish to assign and transfer the GWA Purchase Agreement Q2E to Holdco, and in return receive Class B Units from Holdco for the value of the GWA Purchase Agreement and GWA Payments, and a Management Agreement to manage the operations of Holdco as attached as Exhibit A hereof (the “Management Agreement”), all subject to the terms and conditions hereof.

NOW THEREFORE, for good and valuable consideration, and subject to the terms, conditions, representations and warranties contained more fully herein, the parties agree as follows:

1. Transfer and Assignment of Q2E Opportunities and Agreements. Q2E hereby assigns and transfers to Holdco, free and clear of any lien or encumbrance, the GWA Purchase Agreement and all rights, opportunities and obligations provided in the GWA Purchase Agreement. Also included in this transfer and assignment are all of the diligence materials, market studies, financial models, and other work product developed by Q2E in connection with negotiating, drafting and executing the GWA Purchase Agreement. Q2E shall have the continuing right to use such work product in its management of Holdco under the Management Agreement.

2. GWA Agreement. Q2E represents and warrants that it has the right to assign and transfer the GWA Purchase Agreement without consent from GWA. The GWA Purchase Agreement is in full force and effect; (ii) there exists no defaults under the GWA Agreement; and (iii) there are no outstanding sums due from Q2E to the sellers of GWA other than the purchase price and such other payments specifically provided therein, including a finder’s fee due to Alvin Thomas and Ross Patten, and which amounts including certain expense reimbursement payments due to Q2E at closing are set forth in the Closing Statement attached hereto as Exhibit B. Q2E represents that it has made the GWA Payments in the amounts set forth in the Closing Statement provided as Exhibit B, and shall provide supporting documentation to Holdco upon requested.

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3. Consideration for Transfer and Assignment. In consideration for the transfer and assignment of the GWA Purchase Agreement to Holdco, Holdco shall issue to Q2E One Hundred Twenty Four Thousand Nine Hundred Ninety-Nine (124,999) Class B Units of common stock of Holdco (the “Holdco Units”), representing approximately 19.9% of the total equity interests of Holdco outstanding after the investment by other parties of $4,350,000 in return for Five Hundred Thousand (500,000) Class A Units. The parties hereby agree that the value of the GWA Purchase Agreement and other rights related thereto being assigned and transferred in return for the Class B Units shall have the cost basis value of $50,000, representing the capitalized exclusivity fee deposit GWA Payment made by Q2E in furtherance of this transaction.

4. Management Agreement. Concurrently with the transfer of the GWA Purchase Agreement and issuance of the Holdco Units, the parties shall execute the Management Agreement in the form attached hereto as Exhibit A. The parties agree that no additional or separate value is assigned to the Management Agreement other than the value of the services provided by Q2E to Holdco and the payment of management fees from Holdco to Q2E provided therein.

5. Representations and Warranties.

5.1 Q2E represents and warrants to Holdco that: (i) Q2E is the sole and exclusive owner of the GWA Purchase Agreement and all other work product assigned and transferred hereby, and Q2E has the right to transfer and assign the GWA Purchase Agreement and other work product without any encumbrance or consent, (ii) the GWA Purchase Agreement is in full force and effect and has not been modified, amended or assigned other than pursuant to this Agreement, (iii) neither Q2E nor any other party to the GWA Purchase Agreement is in default under any of the terms, covenants or provisions of the GWA Purchase Agreement and Q2E knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the GWA Purchase Agreement, and (iv) neither Q2E nor any other party to the GWA Purchase Agreement has commenced any action or given or received any notice for the purpose of terminating the GWA Purchase Agreement.

5.2 Q2E represents and warrants that it is not involved in any suits, litigation or other claims contesting the validity or ownership of any of the GWA Purchase Agreement, and knows of no such claims at this time pending or anticipated.

5.3 Q2E and Holdco each represent and warrant to the other that it has full power and authority to enter into this Agreement, and neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated herein, will constitute a violation or breach of the warranting party’s constituent documents or violate, conflict with, result in any breach of any material provisions of or constitute a default under any other contract or commitment made by it, any law, rule or regulation, or any order, judgment or decree, applicable to or involving it.

5.4 Q2E hereby confirms that the Holdco Units to be received by the Q2E hereunder will be acquired for investment for Q2E’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Q2E has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Q2E further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Holdco Units. Q2E has not been formed for the specific purpose of acquiring the Holdco Units.

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5.5 Q2E understands that the Holdco Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Q2E’s representations as expressed herein. Q2E understands that the Holdco Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Q2E must hold the Holdco Units indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Q2E acknowledges that Holdco has no obligation to register or qualify the Holdco Units for resale. Q2E further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Holdco Units. Q2E is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.6 Q2E understands that it is required to sign the Limited Liability Company Agreement of Holdco in substantially the form attached hereto as Exhibit C, and to abide by the terms and conditions of all members of the Holdco set forth therein.

6. Miscellaneous

6.1 All notices required by this Agreement will be in writing and sent by certified mail, return receipt requested, by email, by hand or overnight courier, to the addresses set forth on the initial page, unless either party will at any time by notice in writing designate a different address. Notice will be effective three days after the date officially recorded as having been deposited in the mail or upon receipt by hand delivery or the next day by overnight courier.

6.2 If any term or provision of this Agreement is determined to be illegal or unenforceable, such term or provision will be deemed stricken or reduced to a legally enforceable construction, and all other terms and provisions will remain in full force and effect.

6.3 This Agreement represents the entire agreement of the parties replacing any earlier agreements concerning the same matters.

6.4 This Agreement, including its formation, all of the parties’ respective rights and duties in connection herewith and all disputes that might arise from or in connection with this Agreement or its subject matter, will be governed by and construed in accordance with the laws of the State of Delaware.

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This Transfer and Assignment Agreement is signed by the parties’ authorized representatives on the date first written above.

Q2EARTH, INC.		EARTH PROPERTY HOLDINGS LLC

By:	/s/ Kevin Bolin	By:	/s/ C. Thomas Paschall
Name:	Kevin Bolin	Name:	C. Thomas Paschall
Title:	Chairman & CEO	Title:	Authorized Officer

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Exhibit A

Management Agreement

(Attached separately)

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Exhibit B

Closing Statement

Capital Contribution

Q2Earth	$50,000

Reimbursements

Total	$109,020.43

Management Fee

Stub Payment	$101,783.77

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Exhibit C

Limited Liability Company Agreement

(Attached separately)

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